Exhibit 10.13.1

PROMISSORY NOTE

$85,250,000	August 14, 2024

FOR VALUE RECEIVED, EQRT 3327 HARRISBURG, L.P., a Delaware limited partnership ("Borrower"), promises to pay to the order of NEW YORK LIFE INSURANCE COMPANY, a New York mutual insurance company (together with any subsequent holder of this Note, and their respective successors and assigns, "Lender") at such address as Lender may from time to time designate in writing, the principal sum of EIGHTY-FIVE MILLION TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($85,250,000.00), together with interest thereon and all other sums due and/or payable under any Loan Document; such principal and other sums to be calculated and payable as provided in this Note. This Note is being executed and delivered in connection with, and is entitled to the rights and benefits of, that certain Loan Agreement of even date herewith between Borrower and Lender (as amended, modified and supplemented and in effect from time to time, the "Loan Agreement"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement.

Borrower agrees to pay the principal sum of this Note together with interest thereon and all other sums due and/or payable under any Loan Document in accordance with the following terms and conditions:

1.              Interest Rate. Subject to Section 3 hereof, interest shall accrue on the Indebtedness at a rate of five and 35/100 percent (5.35%) per annum (the "Interest Rate") commencing on the date of this Note. Interest on the outstanding principal balance of the Loan shall be calculated (i) for the initial Interest Accrual Period (as defined below), by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate equal to the Interest Rate divided by three hundred sixty (360) by (c) the outstanding principal balance of the Loan and (ii) for the First Payment Date (as defined below) and each subsequent Payment Date (as defined below), by multiplying (a) thirty (30) by (b) a daily rate equal to the Interest Rate divided by three hundred sixty (360) by (c) the outstanding principal balance of the Loan.

2.              Payments. Borrower shall make the following payments to Lender:

(a)            On the date hereof (unless the date hereof is the same calendar day as a Payment Date (as defined below in which case no payment shall be due), a payment of interest only for the initial Interest Accrual Period.

(b)            On October 1, 2024 (the "First Payment Date") and on the first calendar day of each calendar month thereafter (each, a "Payment Date") during the term of the Loan, Borrower shall pay to Lender a constant monthly payment of interest only in the amount of $380,072.92, which amount is based on the Interest Rate and the outstanding Principal Indebtedness and which amount shall be recalculated in the event of any permitted partial prepayment of the Loan.

PROMISSORY NOTE	Loan No. 374-1407

(c)            The entire outstanding Indebtedness shall be due and payable on the Payment Date occurring in March, 2032, or such earlier date resulting from acceleration of the Indebtedness by Lender (the "Maturity Date") or otherwise.

(d)            "Interest Accrual Period" means, initially, the period commencing on, and including, the Closing Date and continuing to and including August 31, 2024, and thereafter each period running from and including the first day of a calendar month to and including the last calendar day of such month.

(e)            For purposes of making payments hereunder, but not for purposes of calculating Interest Accrual Periods, if the Payment Date of a given month shall not be a Business Day, then the Payment Date for such month shall be the preceding Business Day.

3.              Event of Default; Default Interest; Late Charge. Upon the occurrence of an Event of Default, the Indebtedness shall (a) become due and payable as provided in Article 8 of the Loan Agreement, and (b) bear interest, calculated from the date of the underlying default without regard to any grace or cure periods contained herein, at a per annum interest rate (the "Default Rate") equal to the lesser of (i) the Maximum Amount (as defined in Section 8), and (ii) the Interest Rate plus five percent (5%). If Borrower fails to pay any sums due under the Loan Documents on the date when the same is due except with respect to the balloon payment due upon the maturity of the Loan, Borrower shall pay to Lender, upon demand, a late charge on such sum (a "Late Charge") in an amount equal to the lesser of (i) four percent (4%) of such unpaid amount, and (ii) the maximum late charge permitted to be charged under the laws of the State where the Property is located. Borrower will also pay to Lender, after an Event of Default occurs, in addition to the amount due and any Late Charges, all costs of collecting, securing, or attempting to collect or secure this Note or any other Loan Document, including, without limitation, court costs and attorneys’ fees (including attorneys’ fees on any appeal by either Borrower or Lender and in any bankruptcy proceedings).

4.              Prepayment.

(a)            Borrower shall not be permitted at any time to prepay all or any part of the Loan except as expressly provided in this Section 4. Borrower waives any right of prepayment except as expressly provided herein and as may be provided in the other Loan Documents.

(b)            Borrower may not prepay the Loan prior to the Payment Date occurring in September, 2026 (the "Closed Period"). Provided that no Event of Default then exists, on and after the expiration of the Closed Period, Borrower may repay the Loan in full, but not in part, upon satisfaction of the following conditions:

(i)            Borrower gives Lender (A) not less than thirty (30) days and not more than ninety (90) days prior written notice of Borrower’s intention to make such prepayment and (B) at least ten (10) Business Days prior to the prepayment date, Borrower gives Lender written notice confirming the actual prepayment date. Any prepayment notice given by Borrower shall be irrevocable. Notwithstanding the aforementioned, Borrower may reschedule the prepayment date for a later date or revoke any notice of prepayment prior to the scheduled date of such prepayment so long as Borrower (i) makes such request or revocation more than five (5) days prior to the date of such prepayment and (ii) pays all of Lender’s costs and expenses actually incurred in connection with the notice of prepayment and revocation. If Borrower requests to reschedule or revoke the prepayment more than one (1) time in any calendar year, Borrower shall also submit to Lender an administrative fee of $5,000 with each such request; and

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(ii)           in addition to paying the entire outstanding principal balance of the Loan, Borrower pays to Lender (A) all accrued and unpaid interest calculated at the Interest Rate on the amount of principal being prepaid through and including the date of prepayment, (B) unless such prepayment is made on or after the Payment Date occurring in November, 2031, the Prepayment Fee and (C) all other Indebtedness (including, all sums then due under this Note, the Loan Agreement or the other Loan Documents).

If a notice of prepayment is given by Borrower to Lender pursuant to this Section 4, the amount designated for prepayment and all other sums required under this Section 4 shall be due and payable on the specified date of prepayment given by Borrower pursuant to clause (b)(i) above.

"Prepayment Fee" with respect to any prepayment that occurs after the Closed Period means an amount equal to the greater of (a) one percent (1%) of the then entire outstanding principal balance of the Loan or (b) the present value as of the date of prepayment of the remaining scheduled payments of principal and interest on the Loan from the date on which the prepayment is made through the Maturity Date, determined by discounting such payments at the Monthly Equivalent Treasury Security Rate, less the amount of principal being prepaid, provided such difference shall not be less than zero.

"Monthly Equivalent Treasury Security Rate" means the rate which, when compounded monthly, results in a yield that is equivalent to the yield on the Most Recently Auctioned U.S. Treasury Security, which is compounded semi-annually plus 35 basis points having the same maturity date as the Loan (or if there is not a Most Recently Auctioned U.S. Treasury Security with the same maturity date as the maturity date of the Loan, then the linearly interpolated yield-to-maturity of the two Most Recently Auctioned U.S. Treasury Securities having the next longer and the next shorter remaining terms to maturity), as reported in the Bloomberg News Service (or, if Bloomberg News Service is no longer available, The Wall Street Journal or another daily financial service or publication of national circulation selected by Lender) as of the close of business on the second (2nd) Business Day preceding the date of prepayment.

"Most Recently Auctioned U.S. Treasury Security" means the U.S. Treasury bonds, notes and bills with maturities of thirty (30) years, ten (10) years, five (5) years, three (3) years, two (2) years, one (1) year, six (6) months and three (3) months that were most recently auctioned by the United States Treasury Department as of the date the Prepayment Fee is calculated.

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(c)            If the outstanding principal balance of the Loan or any portion thereof shall become due and payable or shall be paid as a result of (i) an Event of Default (which Event of Default shall be presumed to be, and conclusively shall be deemed to be a willful default and a deliberate attempt on Borrower’s part to avoid payment of the Prepayment Fee), (ii) the exercise by Borrower or any Affiliate of any right of redemption or the taking by Borrower or any Affiliate of any other action to prevent a foreclosure of the Property, (iii) any prepayment of the Loan in connection with a foreclosure or similar proceeding or a foreclosure judgment or (iv) any other prepayment not permitted by the Loan Documents, then Borrower shall pay to Lender the Prepayment Fee computed, to the extent not prohibited by applicable law, as if Borrower had elected to prepay this Note, as provided in Section 4(b) above, on the date of such Event of Default, exercise or action, as applicable. If such Event of Default, exercise or action occurs during the Closed Period, then, to the extent not prohibited by applicable law, the Prepayment Fee shall be equal to the greater of (A) ten percent (10%) of the principal balance of this Note then unpaid or (B) the Prepayment Fee applicable to such amount, as calculated in the manner set forth in Section 4(b) above, provided that in the event such Prepayment Fee is construed to be interest under the laws of the State in any circumstance, such payment shall not be required to the extent that the amount thereof, together with other interest payable hereunder, exceeds the amount calculated at the maximum interest that may be lawfully charged under applicable law.

(d)            Notwithstanding the foregoing, partial prepayments of the Loan shall be expressly permitted in connection with a Casualty or a Taking subject to and in accordance with the terms of the Loan Agreement. For the avoidance of doubt, no Prepayment Fee shall be due in connection with a partial prepayment resulting from Lender's application of the Restoration Proceeds to the Indebtedness following a Casualty or a Taking.

(e)            Any prepayment due pursuant to this section shall be calculated in Lender’s sole discretion in good faith. Any amounts prepaid pursuant to the terms and provisions herein may not be re-borrowed.

5.              Method and Place of Payments; Application of Payments; Borrower Obligations Absolute.

(a)            Except as otherwise specifically provided herein, all payments under this Note and the other Loan Documents shall be made to Lender, on the date when due, and shall be made in lawful money of the United States of America in federal or other immediately available funds to an address specified to Borrower by Lender in writing, and any funds received by Lender after such time, for all purposes hereof, shall be deemed to have been paid on the next succeeding Business Day.

(b)            All proceeds of payment, including any payment or recovery on the Property, shall be applied to the Indebtedness in such order and in such manner as Lender shall elect in Lender’s discretion.

(c)            Except as specifically set forth in any Loan Document, all sums payable by Borrower under any Loan Document shall be paid without notice, demand, counterclaim (other than mandatory counterclaims), setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction.

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6.              Security. The obligations of Borrower under this Note are secured by, among other things, the Security Instrument and Liens of the other Loan Documents granted in favor of Lender by Borrower and/or encumbering or affecting the Property.

7.              Waivers. With respect to the amounts due pursuant to this Note or any other Loan Document, Borrower waives the following: (a) all rights of exemption of property from levy or sale under execution or other process for the collection of debts under the Constitution or laws of the United States or any State thereof; (b) demand, presentment, protest, notice of dishonor, notice of nonpayment, notice of protest, notice of intent to accelerate, notice of acceleration, suit against any party, diligence in collection of this Note and in the handling of securities at any time existing in connection herewith, and all other requirements necessary to enforce this Note except for notices required by Governmental Authorities and notices required by the Loan Agreement and/or any of the other Loan Documents; and (c) any further receipt by Lender or acknowledgment by Lender of any collateral now or hereafter deposited as security for the Loan.

8.              Usury Savings Clause. This Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Indebtedness at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum rate of interest designated by applicable laws relating to payment of interest and usury (the "Maximum Amount"). If, by the terms of this Note or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the Indebtedness at a rate in excess of the Maximum Amount, the Interest Rate shall be deemed to be immediately reduced to the Maximum Amount and all previous payments in excess of the Maximum Amount shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Amount from time to time in effect and applicable to the Loan for so long as the Loan is outstanding. By execution of this Note, Borrower acknowledges that it believes the Loan to be non-usurious and agrees that if, at any time, Borrower should have reason to believe the Loan is in fact usurious, it will give Lender notice of such condition and Borrower agrees that Lender shall have ninety (90) days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such condition exists.

9.              Modifications; Remedies Cumulative; Setoffs. Lender shall not by any act, delay, omission or otherwise be deemed to have modified, amended, waived, extended, discharged or terminated any of its rights or remedies, and no modification, amendment, waiver, extension, discharge or termination of any kind shall be valid unless in writing and signed by Lender and Borrower. All rights and remedies of Lender under the terms of this Note and applicable statutes or rules of law shall be cumulative, and may be exercised successively or concurrently. Borrower agrees that there are no defenses, equities or setoffs with respect to the obligations set forth herein as of the date hereof, and to the extent any such defenses, equities, or setoffs may exist, the same are hereby expressly released, forgiven, waived and forever discharged.

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10.            Severability. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Note shall be prohibited by or invalid under applicable Legal Requirements, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

11.            Release. Lender may, at its option, release any Property given to secure the Indebtedness, and no such release shall impair the obligations of Borrower to Lender.

12.            Governing Law. This Note and each of the other Loan Documents shall be interpreted and enforced in accordance with the terms and provisions of Section 12.3 of the Loan Agreement.

13.            Reserved.

14.            Waiver of Jury Trial. BORROWER AND LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH, AND SUCH CLAIM, COUNTERCLAIM OR ACTION SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  BORROWER AND LENDER ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER AND LENDER.

15.            Full Recourse. This Note is and shall be full recourse to Borrower.

16.            Joint and Several. Each Person constituting Borrower hereunder shall have joint and several liability for the obligations and liabilities of Borrower hereunder.

[Signature on the following page]

PROMISSORY NOTE	6	Loan No. 374-1407

[Signature Page to Promissory Note]

IN WITNESS WHEREOF, Borrower has caused this Note to be properly executed as of the date first above written and has authorized this Note to be dated as of the day and year first above written.

BORROWER:

EQRT 3327 HARRISBURG, L.P., a Delaware limited partnership

By:	EQRT 3327 Harrisburg GP, LLC, a Delaware limited liability company, its sole general partner

	By:	EQT Exeter REIT Operating Partnership LP, a Delaware limited partnership, its sole member

		By:	EQT Exeter Real Estate Income Trust, Inc., a Maryland corporation, its sole general partner

			By:	/s/ J. Peter Lloyd
			Name:	J. Peter Lloyd
			Title:	Chief Financial Officer

[End of Signatures]

PROMISSORY NOTE	Loan No. 374-1407